SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      ADVANCE DISPLAY TECHNOLOGIES, INC.
               (Name of Registrant as Specified in Its Charter)



 (Name of Person(s) Filing Proxy Statement if other than the Registrant): N/A

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                          7334 SOUTH ALTON WAY, SUITE F
                            ENGLEWOOD, COLORADO 80112
                                 (303) 267-0111

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 2002

TO THE SHAREHOLDERS OF ADVANCE DISPLAY TECHNOLOGIES, INC.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Advance Display Technologies, Inc., a Colorado corporation (the "Company"), will be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Englewood, Colorado 80237, on Monday, June 17, 2002, at 10:00 a.m. Mountain Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

      1. To approve a 32-for-1 reverse stock split of the Company's Common Stock; and

      2. The transaction of such other business as properly may come before the Meeting or any adjournment thereof.

      A Proxy Statement explaining the matters to be acted upon at the Meeting is enclosed. Please read it carefully.

      Only holders of record of the $.001 par value Common Stock of the Company at the close of business on Friday, May 31, 2002, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The Proxies are being solicited by the Board of Directors of the Company.

      All Shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS

Englewood, Colorado                     MATTHEW W. SHANKLE
June 4, 2002                                 PRESIDENT

                       ADVANCE DISPLAY TECHNOLOGIES, INC.
                          7334 SOUTH ALTON WAY, SUITE F
                            ENGLEWOOD, COLORADO 80112
                                 (303) 267-0111
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 17, 2002

                               GENERAL INFORMATION

      THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF ADVANCE DISPLAY TECHNOLOGIES, INC., A COLORADO CORPORATION (THE "COMPANY"), FOR USE AT THE COMPANY'S SPECIAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD AT THE HYATT REGENCY TECH CENTER, 7800 E. TUFTS AVENUE, ENGLEWOOD, COLORADO 80237, ON MONDAY, JUNE 17, 2002, AT 10:00 A.M., MOUNTAIN DAYLIGHT TIME, AND AT ANY ADJOURNMENT THEREOF. IT IS ANTICIPATED THAT THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY WILL BE MAILED TO THE COMPANY'S SHAREHOLDERS ON OR ABOUT JUNE 4, 2002.

      Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of Proxy to the Company, or (ii) providing a later dated amended Proxy to the Company, or
(iii) voting in person at the Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

      All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.

               SHARES OUTSTANDING AND VOTING RIGHTS

      All voting rights for this Meeting are vested exclusively in the holders of the Company's $.001 par value common stock ("Common Stock"). Only Common Stock Shareholders of record at the close of business on Friday, May 31, 2002, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On that date, the Company had 23,774,275 shares of Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting.

      A majority of the Company's outstanding Common Stock represented in person or by Proxy and entitled to vote will constitute a quorum at the Meeting. The number of shares represented in person or by proxy and entitled to vote which are cast in favor of the reverse stock split must exceed the votes opposing it for the reverse stock split to be approved. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the reverse stock split will be counted as votes in favor or affirmative votes.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of May 31, 2002, certain information regarding the equity securities of the Company beneficially owned by any person who is known to the Company to be the beneficial owner of 5% or more of such securities, and, in addition, by each Director and Executive Officer of the Company, and by all Directors and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons. The voting securities of the Company consist of (i) Common Stock which is entitled to one vote per share, and (ii) Series C Preferred Stock which has no voting rights with respect to matters on which the holders of shares of Common Stock are entitled to vote at the Meeting, and one vote per share with respect to only those matters on which holders of Series C Preferred Stock are entitled to vote by law. As of May 31, 2002, there were 23,774,275 shares of Common Stock outstanding and 1,843,902 shares of Series C Preferred Stock outstanding. Unless otherwise stated, all shares are owned directly by the reporting person. For purposes of this disclosure, the amount of the securities beneficially owned is the aggregate number of shares of the Common or Series C Preferred Stock outstanding on such date plus the aggregate amount of Common Stock which could be issued upon the exercise of stock options or conversion of all derivative securities within 60 days of such date.

                                                AMOUNT                                   AMOUNT
                                                  AND                                     AND
                                               NATURE OF        PERCENT                  NATURE       PERCENT
NAME AND ADDRESS                TITLE OF       BENEFICIAL         OF       TITLE OF        OF           OF
OF BENEFICIAL OWNER              CLASS          OWNERSHIP        CLASS       CLASS      OWNERSHIP      CLASS

William W. Becker               Common         1,873,369          7.9%     Series C      197,278        10.7%
Box 143                         $.001 Par                                  Preferred
Grand Cayman Island             "Common"                                   "Preferred"
British West Indies

Lawrence F. DeGeorge(1)         Common(2)     21,714,758         52.6%     Preferred      -0-            -0-
140 Intracoastal Pointe Drive
Suite 410
Jupiter, FL 33477

Bruce H. Etkin                  Common(3)      7,155,958         25.8%     Preferred     341,978        18.5%
1512  Larimer St., No. 325
Denver, CO 80202

G. Schneider Holdings Co.       Common         4,941,959         20.8%     Preferred     520,420        28.2%
4643 S. Ulster, Suite 1300
Denver, CO 80237

                                       2


Gene W. Schneider(1)            Common(4)      17,996,85         48.9%     Preferred(4)  520,420        28.2%
4643 S. Ulster, Suite 1300
Denver, CO 80237

Louise H. Schneider             Common(5)      4,941,959         20.8%     Preferred(5)  520,420        28.2%
4643 S. Ulster,  Suite 1300
Denver, CO 80237

Mark L. Schneider(1)            Common(6)     17,224,367         51.3%     Preferred(6)  784,652        42.6%
4643 S. Ulster, Suite 1300
Denver, CO 80237

Carla G. Shankle                Common(7)      4,941,959         20.8%     Preferred(7)  520,420        28.2%
7334 South  Alton Way, Suite F
Englewood, CO 80112

Matthew W. Shankle(1)           Common(8)        500,000          2.1%     Preferred        -0-          -0-
7334 South Alton Way, Suite F
Englewood, CO 80112

Tina M. Wildes                  Common(9)      4,941,959         20.8%     Preferred(9)  520,420        28.2%
4643 S. Ulster, Suite 1300
Denver, CO 80237

All current  Executive          Common(10)      52,524,022       81.2%     Preferred(11) 784,652        42.6%
Officers and Directors as a
Group (4 Persons)

(1)  Executive Officer or Director

(2) Includes 17,532,249 shares underlying convertible promissory notes owned by Mr. DeGeorge. The notes are convertible at prices ranging from $.05 to $.30 per share until October 15, 2002 unless the notes are called sooner by the Company.

(3) Includes 3,908,502 shares underlying convertible promissory notes owned by Mr. Etkin. The notes are convertible at $.1615 per share until October 15, 2002 unless the notes are called sooner by the Company.

(4) Includes 13,054,897 shares underlying convertible promissory notes owned by Mr. Schneider. The notes are convertible at prices ranging from $.05 to $.30 per share until October 15, 2002 unless the notes are called sooner by the Company. Also includes 4,941,959 shares of Common Stock and 520,420 shares of Series C Preferred Stock owned by G. Schneider Holdings Co. of which Mr. Schneider serves on the Executive Committee.

(5) Includes 4,941,959 shares of Common Stock and 520,420 shares of Series C Preferred Stock owned by G. Schneider Holdings Co. of which Ms. Schneider serves on the Executive Committee.

(6) Includes 9,773,235 shares underlying convertible promissory notes owned by Mr. Schneider. The notes are convertible at prices ranging from $.05 to $.30 per share until October 15, 2002 unless the notes are called sooner by the Company. Also includes 4,941,959 shares of Common Stock and 520,420 shares of Series C Preferred Stock owned by G. Schneider Holdings Co. of which Mr. Schneider serves on the Executive Committee.

(7) Includes 4,941,959 shares of Common Stock and 520,420 shares of Series C Preferred Stock owned by G. Schneider Holdings Co. of which Ms. Shankle serves on the Executive Committee.

(8) Consists of 500,000 options to purchase Common Stock at $.1615 per share which expire in 2008.

(9) Includes 4,941,959 shares of Common Stock and 520,420 shares of Series C Preferred Stock owned by G. Schneider Holdings Co. of which Ms. Wildes serves on the Executive Committee.

(10) Includes 40,360,381 share underlying convertible promissory notes. The notes are convertible at prices ranging from $.05 to $.30 per share until October 15, 2002 unless any note is called sooner by the Company. Also includes options to purchase 500,000 shares of Common Stock that are currently exercisable at $.1615 per share which expire in 2008. Also includes 4,941,959 shares owned by G. Schneider Holdings Co.

(11) Includes 520,420 shares of Preferred Stock owned by G. Schneider Holdings
     Co.

CHANGE IN CONTROL

      The Company knows of no arrangement or events, the occurrence of which may result in a change of control, except that, if the Company eventually completes a transaction as described in the proposal for the reverse stock split, such a transaction may result in a change in control of the Company. See "Proposal to Approve a Reverse Stock Split".

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              PROPOSAL TO APPROVE A
                               REVERSE STOCK SPLIT

      The Company proposes to effect a reverse stock split of its Common Stock such that each holder of shares of Common Stock, on a date to be designated by the Board of Directors, will receive one (1) share of Common Stock in exchange for each thirty-two (32) shares owned on such date. The par value per share of $.001 will not change. The number of authorized shares of Common Stock will not change.

      In light of the large number of shares of Common Stock outstanding, currently 23,774,275 shares, and the large number of shares into which outstanding convertible notes, warrants and stock options are convertible, currently 56,270,238 shares, and the Company's lack of operating revenues, the Board of Directors has concluded that the Company's best opportunity for success is to better position itself to make one or more acquisitions of new or complementary businesses by effecting a 32-for-1 reverse stock split at this time. The total number of shares outstanding would be reduced to approximately 749,980 (after giving effect to rounding up of fractional shares), and approximately 2,508,425 on a fully diluted basis, while the authorized shares of Common Stock would remain 100 million and the authorized shares of Preferred Stock 100 million. By taking this action, the Board believes that the Company will gain the flexibility to make one or more acquisitions of companies with significant businesses and revenues and attain a sufficiently high price per share as to permit the stock of the Company to be listed on Nasdaq or a national stock exchange.

      The Board's belief is based, in large part, on the Company's recent unsuccessful efforts to complete a proposed acquisition. In January of this year, the Company entered into a letter of intent with Regent Worldwide Sales, LLC ("RWS"), an affiliate of Regent Entertainment Partnership, LLP ("Regent"), with respect to an acquisition and financing of RWS. Regent is a motion picture studio that finances, produces and distributes television and theatrical films. RWS is a newly formed company that, in connection with an anticipated bank financing, will succeed to Regent's film distribution business. Under the terms of the letter of intent, after the completion of the bank financing, the Company was to issue 40,000,000 shares of its Common Stock to Regent or its members in exchange for the worldwide distribution rights to Regent's film library and the newly combined entity was to sell $5 million in equity securities concurrently with the closing of that acquisition. In the course of negotiations aimed at a definitive acquisition agreement, however, the parties agreed that the transactions described in the letter of intent were impracticable for various reasons, including but not limited to the existing capital structure of the Company. Accordingly, those transactions were not consummated by May 23, 2002, as contemplated by the letter of intent.

      As a result of the failure of the transaction with Regent and RWS proposed by the January 2002 letter of intent, the Company's Board of Directors has concluded that its current capital structure precludes it from consummating a significant acquisition. The Board now believes that, in order to attract substantial acquisition candidates, the Company must have the ability to issue enough shares of Common Stock in the transaction to make a reasonable allocation of value among the parties to the transaction and still justify a price per share high enough for the Company to be listed on Nasdaq or on a national stock exchange. The Board of Directors has determined that the best way to give the Company this ability is for the Company to effect the reverse stock split proposed hereby.

      Pending the shareholder vote on the proposed reverse stock split, the Company intends to resume negotiations with Regent and RWS aimed at an acquisition transaction. Any such transaction would have to be on terms materially different from those described in the January 2002 letter of intent, though some terms could be similar. The Company may also pursue other acquisitions or seek to identify other methods of obtaining equity financing for its existing business. There is no assurance, however, that the Company will be able to successfully negotiate an acquisition with RWS or any other company or obtain additional financing. In any event, the Board believes that giving the Board the authority to reduce the number of outstanding shares by a factor of 32 will give the Company more flexibility in its search for an acquisition target and will improve the Company's ability to generate a return to its shareholders. The Board reserves the right to decline to effect the reverse stock split if it determines, in its sole discretion, that doing so would not be in the best interests of the Company and its shareholders. It is unlikely, however, that the Board will decline to effect the reverse stock split if an acquisition or financing transaction of the type currently sought by the Company is successfully negotiated.

      Presently, the Company has approximately 24% of its authorized Common Stock outstanding, consisting of 23,774,275 shares of its 100,000,000 authorized shares. In addition, the Company has approximately 56% of its Common Stock, or 56,270,238 shares, reserved for issuance upon the conversion of a number of convertible promissory notes due October 15, 2002, and exercise of warrants and options to purchase shares. After the reverse stock split, there will be less than one percent of the authorized shares of Common Stock outstanding and approximately 2.5% on a fully diluted basis.

      The Company also has 1,843,902 shares of its Series C Preferred Stock outstanding. The Company has the option to redeem those shares for $1,235,414, payable in cash or in shares of Common Stock based on an average of the market price of the Common Stock for the four trading weeks before redemption. Because the redemption price of the Series C Preferred Stock is based on the market price of the Common Stock, and that price is likely to increase as a result of the reverse stock split, the practical effect may be to further increase the availability of shares of Common Stock for issuance by the Board since fewer shares of Common Stock would be required to redeem the Preferred Stock.

      Shareholders should note that the reverse stock split, if approved, will substantially increase the Board of Directors' ability to dilute the interests of current security holders without further shareholder approval. The dilution would result from the issuance of a greater number of shares of Common Stock, and a greater proportionate interest in the Company, merely through Board approval. As a practical matter, a reverse stock split has an effect similar to an amendment to the Articles of Incorporation increasing the number of authorized shares because the reduction in the number of shares outstanding caused by the reverse stock split occurs without a corresponding reduction in the number of authorized shares.

      If the reverse stock split is effected, all holders of outstanding shares of Common Stock will, on a per share basis, be affected identically. Some shareholders, however, will be affected negatively, as a practical matter, because the reverse stock split may leave such shareholders with partial shares, fewer than 100 shares, or some other amount of shares which will make it uneconomical to sell such shares because of the small amount of gross proceeds from the sale as compared with the fees imposed by selling agents or brokers. In addition, while it is reasonable to expect that, upon effectiveness of the reverse stock split, the market price per share will increase by a factor of 32 (32 times higher than the market price immediately prior to the effectiveness of the reverse split), there can be no assurance that the market price will not thereafter decline.

      As a result of the 32-for-1 reverse stock split, if and when effected by the Board of Directors, each 32 issued shares of the Company's Common Stock held on the record date will automatically be converted into 1 share of Common Stock. No fractional shares will be issued and no cash will be paid for fractional shares. Instead, each fractional share would be rounded up to a whole share. Other than the vote on the reverse stock split, shareholders will have to do nothing further to implement the reverse stock split. Old share certificates will be exchanged for new shares of a different color reflecting the reverse stock split only as they are otherwise processed through the Company's transfer agent, Corporate Stock Transfer, Inc. Shareholders may at their own expense voluntarily submit their old certificates for replacements if they so desire.

      EFFECT OF PRINCIPAL SHAREHOLDERS' AND MANAGEMENT'S VOTE

      As of the May 31, 2002, the beneficial owners of five percent or more of the Company's Common Stock, together with the Company's Executive Officers and Directors, have voting control over 16,754,466 shares of the Company's Common Stock of record (not including options, warrants, convertible notes or Series C Preferred Stock which are exercisable or convertible into Common Stock within 60 days of the record date), or 70.5%, of the outstanding Common Stock. Accordingly, these principal shareholders and management could exercise voting control of the approval of the reverse stock split as described above. Gene W. Schneider, a Director of the Company and Chairman of the Board, holds 4,941,959 shares, or 20.8%, through G. Schneider Holdings Co., Lawrence F. DeGeorge, a Director of the Company, holds 4,182,509 shares, or 17.6%, Mark L. Schneider, a Director of the Company, holds 2,509,173, or 10.5%, Bruce H. Etkin, a 5% or more shareholder of the Company, holds
3,247,456, or 13.7%, and William W. Becker, a 5% or more shareholder, holds 1,873,369 shares, or 7.9%, (not including convertible notes or Series C Preferred Stock which are convertible within 60 days of the record date), of the outstanding Common Stock. Because Messrs. Schneider, DeGeorge, Schneider, Etkin and Becker have all indicated they will vote in favor of the proposal, its passage is extremely likely.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                                                    ---
                            THE REVERSE STOCK SPLIT.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                                 OTHER BUSINESS

      As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

                                                              MATTHEW W. SHANKLE
                                                                       PRESIDENT
Englewood, Colorado
June 4, 2002

                                    APPENDIX

                       ADVANCE DISPLAY TECHNOLOGIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Matthew W. Shankle and Gene W. Schneider, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Advance Display Technologies, Inc. held of record by the undersigned on May 31, 2002, at the Special Meeting of Shareholders to be held on June 17, 2002 or any adjournment thereof.

      1. PROPOSAL TO APPROVE A 32-FOR-1 REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

      [  ] FOR     [  ] AGAINST    [  ] ABSTAIN

      2. To transact such other business as may properly come before the Meeting.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

      The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement furnished herewith.

Dated: ______________ , 2002



                             ______________________________________________

                             ______________________________________________
                             Signature(s) of Shareholder(s)

                             Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.


      PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON THE ISSUE SET FORTH ABOVE.